ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20070322184-99
Ross Miller Secretary of State State of Nevada	Filing Date and Time 05/08/2007 10:00 AM
	Entity Number E0323992007-8

Articles of Incorporation

(PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY - DO NOT HIGHLIGHT

1. Name of Corporation:	Smitten Press: Local Lore and Legends Inc.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Corporate Office Services, Inc. Name 1005 Terminal Way, Suite 110 — RENO — Nevada 89502 (MANDATORY) Physical Street Address — City — Zip Code (OPTIONAL) Mailing Address — City — State — Zip Code
3. Shares: (number of shares corporation is authorized to issue)	Number of shares with par value: 60,000,000 — Par value per share: $ .001 — Number of shares without par value:
4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. G. Storey Badger Name 110 Cumberland St # 183 — Toronto — Canada M5R 3V5 Street Address — City — State — Zip Code 2. Michael T. Williams Name 2503 W. Gardner Ct. — Tampa — FL 33611 Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. Purpose: (optional - see instructions)	The purpose of this Corporation shall be: To engage in any legal activity which a corporation may be organized under Nevada law.
6. Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	Michael T. Williams — X [signature] Name — Signature 2503 W. Gardner Ct — Tampa — FL 33611 Address — City — State — Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. X Daniela Peterson — 5/04/07 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State Form 78 Articles 2007
Revised on: 01/01/07

ARTICLES OF INCORPORATION

OF

SMITTEN PRESS: LOCAL LORE AND LEGENDS INC.

Article #3: The total authorized capital of the corporation is 50,000,000 shares of common stock, $.001 par value, and 10,000,000 shares of preferred stock, $.001 par value.

Article #8: All shares are non-assessable at this time.

Article #9: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Nevada law.

Article #10: The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under Nevada law.

Article #11: The corporation shall have perpetual existence.